                                                                  Exhibit 10(ii)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for Zenith Accumulator, issued through The New England Variable Account (File No. 333-11131). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         SUTHERLAND ASBILL & BRENNAN LLP

                         By:  /s/ Stephen E. Roth

                                 Stephen E. Roth

Washington, D.C.


April 28, 2004